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                                                                    EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS



Board of Directors and
   Shareholders
FCB Financial Corp.


We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement that is made a part of the Registration Statement (Form S-4) and related Prospectus of FCB Financial Corp. and to the incorporation by reference therein of our report dated April 17, 1998, with respect to the consolidated financial statements of FCB Financial Corp. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.

                                               /s/ Wipfli Ullrich Bertelson LLP
                                               ---------------------------------
                                               Wipfli Ullrich Bertelson LLP




April 27, 1999
Green Bay, Wisconsin